Exhibit 31.3

MAGICJACK VOCALTEC LTD.

CERTIFICATIONS PURSUANT TO
RULES 13A-14(A) OR 15D-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,
AS ADOPTED PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Gerald Vento, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of magicJack VocalTec Ltd.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 12, 2016

/s/ Gerald Vento
Gerald Vento
President and Chief Executive Officer